Exhibit 99.1

Contact:
Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Brittany A. Sanders
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports Second Quarter 2016 Financial Results
Highlights

•
Generated net income to common shareholders of $27.4 million or $0.06 per diluted common share for the second quarter of 2016, compared to $(1.8) million or $(0.01) per diluted common share for the second quarter of 2015.

•
Generated NAREIT defined funds from operations ("FFO") of $82.6 million or $0.19 per diluted common share for the second quarter of 2016, compared to $22.4 million or $0.12 per diluted common share for the second quarter of 2015.

•
Generated Core FFO of $88.6 million or $0.21 per diluted common share for the second quarter of 2016, compared to $25.9 million or $0.14 per diluted common share for the second quarter of 2015, an increase of 50.0% per diluted common share.

•
Generated adjusted funds from operations ("AFFO") of $77.9 million or $0.18 per diluted common share for the second quarter of 2016, compared to $23.0 million or $0.13 per diluted common share for the second quarter of 2015, an increase of 38.5% per diluted common share.

•
Acquired 23 properties in nine separate transactions for an aggregate purchase price of approximately $354.9 million (7.3% initial cap rate; 8.2% annualized straight-line cap rate) with a weighted average remaining lease term of approximately 12.0 years at closing.

•
Disposed of four single and multi-tenant office properties located in Celebration, Florida, Livermore, California, Tampa, Florida, and Dallas, Texas, for an aggregate sale price of approximately $116.2 million equating to a weighted average exit cap rate of 8.8%.

•
Sold a 74.9% interest in the Goodman Europe JV to Gramercy Europe, a related party, for $251.9 million and net cash proceeds of $149.3 million. The Company retained a 5.1% net equity interest in the joint venture valued at approximately $8.9 million.

•
Initiated the dissolution of the Company’s joint venture with Duke Realty Corporation (NYSE:DRE).  On June 30, 2016, the joint venture distributed seven properties to the Company and one property to Duke. Subsequent to quarter end, the joint venture sold the remaining property and the joint venture partners received their final liquidating distribution.

•	Recorded $14.2 million in incentive fees earned from the Company's third-party asset management business for the second quarter of 2016.

•	The Company reaffirms and expects Core FFO in a range of $0.66 to $0.75; AFFO in a range of $0.66 to $0.75. The Company expects to narrow the guidance range at the end of the third quarter of 2016.

•	Declared a second quarter 2016 dividend of $0.11 per common share, paid on July 15, 2016 to holders of record as of June 30, 2016.

•	As of June 30, 2016, the Company maintained approximately $908.1 million of liquidity compared to approximately $939.8 million of liquidity reported at the end of the prior quarter.
Summary
NEW YORK, N.Y. – August 3, 2016 – Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $27.4 million, or $0.06 per diluted common share, for the three months ended June 30, 2016. For the quarter, the Company generated FFO of $82.6 million, or $0.19 per diluted common share. The Company generated Core FFO of $88.6 million, or $0.21 per diluted common share during the quarter. The Company generated AFFO of $77.9 million, or $0.18 per diluted common share during the quarter. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included on page 9 of this press release.
The Company completed a number of initiatives which had an impact on net income to common shareholders, FFO, Core FFO and AFFO for the quarter ended June 30, 2016, as summarized below and described further in this press release:

(Dollar amount in thousands, except per share amounts)
	Net Income (Loss) Available to Common Shareholders	FFO	Core FFO	AFFO
Dissolution of Duke JV
Gain on dissolution of previously held joint venture	$7,229	$—	$—	$—
Loss on extinguishment of debt	(1,356)	(1,356)	—	—
Sale of Goodman European JV Interest
Gain on sale of joint venture interest	5,341	—	—	—
Repositioning of Gramercy Woods, Jacksonville, FL
Write-off of below market lease liabilities	5,548	5,548	5,548	—
Write-off of previously capitalized leasing commissions and tenant improvements	(5,369)	—	—	—
Incentive fees, net of accrued taxes and related expenses	9,895	9,895	9,895	9,895
Total	$21,288	$14,087	$15,443	$9,895
Per diluted common share	$0.05	$0.03	$0.04	$0.02
For the second quarter of 2016, the Company recognized total revenues of approximately $139.4 million, an increase of 15.7% over total revenues of $120.5 million reported in the prior quarter.
As of June 30, 2016, the Company owned interests (either directly or in an unconsolidated equity investment) in 327 properties containing an aggregate of approximately 65.2 million rentable square feet.
Property Acquisitions
In the second quarter of 2016, the Company acquired 23 properties in nine separate transactions for an aggregate purchase price of approximately $354.9 million (7.3% initial cap rate; 8.2% annualized straight-line cap rate) with a weighted average remaining lease term of approximately 12.0 years at closing.
Second quarter 2016 property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Property Type	Square Feet	Purchase Price		Occupancy	Acq. Cash NOI	S/L NOI
4/26/2016	Various(1)	Various	Industrial	1,478,847	$115,159		100%	$9,272	$10,518
5/2/2016	Deerfield Beach, FL	South Florida	Industrial	290,503	25,260	(3)	100%	2,417	2,652
5/5/2016	Belcamp, MD	Baltimore/Washington	Industrial	316,524	24,400		100%	1,465	1,559
5/5/2016	Curtis Bay, MD	Baltimore/Washington	Industrial	292,569	29,925		100%	2,089	2,153
5/5/2016	Hagerstown, MD	Central PA/I-81 Corridor	Industrial	506,003	33,175		100%	2,317	2,425
5/16/2016	Miami, FL	South Florida	Industrial	123,125	8,750	(3)	100%	580	648
5/17/2016	Summit, NJ	New York/New Jersey	Office	30,387	5,150		55%	117	370
6/16/2016	Romeoville, IL	Chicago	Industrial	546,453	29,200	(3)	100%	2,158	2,363
6/28/2016	Ball Ground, GA	Atlanta	Industrial	166,235	9,550		100%	773	841
6/29/2016	Lake Zurich, IL	Chicago	Industrial	146,487	12,850		100%	1,032	1,156
TBD(2)	Chicago, IL	Chicago	Industrial	227,043	61,450		100%	3,687	4,510	(3)
				4,124,176	$354,869		100%	$25,907	$29,195

1.	Inclusive of a 12-property acquisition.

2.	Includes the forward purchase of a build to suit transaction which is expected to be substantially completed and closed in 2017.

3.
Purchase prices for these properties are net of the following: (a) Deerfield Beach, FL is net of a roof credit at settlement of $240 thousand, (b) Miami, FL is net of a roof credit at settlement of $600 thousand, and (c) Romeoville, IL is net of proceeds from the sale of land parcel at the property immediately following the acquisition.

Duke JV

During the quarter, the Company commenced the dissolution of its joint venture with Duke Realty Corporation. On June 30, 2016, eight properties were distributed to the joint venture partners. Seven of these properties, consisting of five industrial properties and two office properties aggregating 4.2 million square feet, were distributed to the Company. One property was distributed to Duke. The properties distributed to the Company resulted in a net increase to NTM NOI of approximately $668 thousand. The remaining property in the joint venture was sold in July 2016 for $74.8 million (gross sale price at 100% of joint venture value), and the Duke JV distributed the net proceeds and remaining cash to its partners. The Company received approximately $41.1 million in July 2016 from the liquidating distribution.
The Company valued the distributed properties, which are now consolidated on the financial statements, at $276.1 million. Concurrently with the distribution, the Company extinguished mortgage notes payable encumbering two of the properties and recorded a loss on extinguishment of debt of $1.4 million. The Company recorded a gain on the dissolution transaction of $7.2 million, or $0.02 per diluted common share.
The distribution of the Duke JV assets as of June 30, 2016 is summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Property Type	Square Feet	Purchase Price(1)	Occupancy	Acq. Cash NOI(1)
6/30/2016	Columbus, OH	Columbus	Industrial	1,142,400	$57,000	100%	$3,791
6/30/2016	Jacksonville, FL	Jacksonville	Industrial	772,210	39,500	100%	2,913
6/30/2016	Dallas, TX	Dallas	Industrial	822,550	40,000	100%	2,400
6/30/2016	Tampa, FL	Tampa/Orlando	Industrial	136,212	14,200	100%	913
6/30/2016	Indianapolis, IN	Indianapolis	Industrial	1,036,573	72,500	100%	4,438
6/30/2016	Nashville, TN	Nashville	Office	180,147	35,000	100%	3,247
6/30/2016	Lake Forest, IL	Chicago	Office	99,538	17,900	99%	1,912
				4,189,630	$276,100	100%	$19,614

Disp. Date	Location	MSA	Property Type	Square Feet	Sale Price(1)	Occupancy	Disposition NOI(1)
6/30/2016	Indianapolis, IN	Indianapolis	Industrial	1,200,420	$63,000	100%	$4,069
				1,200,420	$63,000	100%	$4,069

1.
All purchase and sale price and NOI amounts are reflective of a 100% ownership interest. Prior to June 30, 2016, the Company retained an 80% interest in all the above-listed assets. As of June 30, 2016, the Company purchased the remaining 20% interest of the seven assets listed in the first table above and sold its 80% interest in the Indianapolis industrial asset in the second table.

Property Dispositions
Pursuant to the Company's previously announced disposition plan, during the quarter, the Company disposed of four single and multi-tenant office buildings in Celebration, Florida, Livermore, California, Tampa, Florida, and Dallas, Texas, for an aggregate sale price of approximately $116.2 million, equating to a weighted average in place exit cap rate of 8.8%.
Second quarter 2016 property dispositions are summarized in the chart below:

(Dollar amount in thousands)
Disp. Date	Location	MSA	Property Type	Square Feet	Sale Price	Disp. Cash NOI
6/7/2016	Celebration, FL	Tampa/Orlando	Office	100,924	$17,200	$1,435
6/15/2016	Livermore, CA	San Francisco Bay Area	Office	219,631	59,000	5,375
6/24/2016	Tampa, FL	Tampa/Orlando	Office	120,500	21,500	1,904
6/29/2016	Dallas, TX	Dallas	Office	98,750	18,500	1,467
				539,805	$116,200	$10,181
European Joint Ventures
During the second quarter of 2016, the Company contributed €24.6 million to Gramercy Property Europe plc ("Gramercy Europe"). On June 30, 2016, the Company sold a 74.9% interest in the Goodman Europe JV to Gramercy Europe, a related party, for $251.9 million and net cash proceeds of $149.3 million to the Company. The Company retained a 5.1% direct net equity interest in the Goodman Europe JV valued at approximately $8.9 million and a 14.2% net equity interest in Gramercy Europe valued at approximately $52.1 million. The Company recorded a gain on sale of unconsolidated equity investment interest of $5.3 million, or $0.01 per diluted common share.
The Goodman Europe JV portfolio is summarized below:

(Dollar amount in thousands)
Disp Date	Location	Country	Property Type	Square Feet	Sale Price(1)	Disp. Cash NOI(1)
6/30/2016	Duren	Germany	Industrial	391,569	$10,201	$1,062
6/30/2016	Schonberg	Germany	Industrial	453,978	10,052	1,117
6/30/2016	Langenbach	Germany	Industrial	225,106	16,337	1,189
6/30/2016	Graben	Germany	Industrial	1,157,797	51,904	3,616
6/30/2016	Graben	Germany	Industrial	73,367	7,740	505
6/30/2016	Koblenz	Germany	Industrial	1,211,983	57,158	3,935
6/30/2016	Bremen	Germany	Industrial	320,463	21,009	1,470
6/30/2016	Bodenheim	Germany	Industrial	442,816	20,685	1,489
6/30/2016	Lille	France	Industrial	1,073,681	56,859	3,502
				5,350,760	$251,945	$17,885

1.	Amounts shown are pro rata for the 74.9% interest of the Goodman Europe JV the Company sold to Gramercy Europe and are translated at 1.1100 USD/EUR.
In the second quarter of 2016, Gramercy Europe acquired 15 properties in three separate transactions, including a 94.9% interest in the nine assets of the Goodman Europe JV. Gramercy Europe contributed a net loss of $0.5 million to the Company's earnings for the quarter.
Since inception, Gramercy Europe has acquired 30 properties for €605.0 million.
Leasing Activity

During the second quarter of 2016, the Company executed four new leases and four lease renewals aggregating approximately 818.2 thousand square feet for an average lease term of 12.8 years. In addition, one new lease and four renewals commenced during the second quarter of 2016 aggregating approximately 540.2 thousand square feet for an average lease term of 13.9 years.
Gramercy Woods

During the quarter, the Company began repositioning its Jacksonville, Florida office campus, from single-tenant office campus to a multi-tenanted office campus. The Jacksonville office campus was renamed Gramercy Woods and is comprised of 1.1 million square feet across 10 buildings. The repositioning includes diversifying the tenant base with high-quality investment grade tenants with long-term leases, and the construction of an additional parking garage that is expected to begin in 2016 and take approximately 12 months to complete.

In connection with the repositioning of the campus, the Company wrote off certain below market lease liabilities which increased rental revenues for the quarter by $5.5 million, or $0.01 per diluted common share. In addition, the Company wrote off previously capitalized leasing commission costs and tenant improvements of $5.4 million, or $0.01 per diluted common share, which is reflected as additional depreciation and amortization for the quarter.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $1.1 billion of commercial properties, including approximately $836.8 million in Europe.

In the second quarter of 2016, Gramercy Asset Management recognized fee revenues of $18.3 million in property management, asset management, and administrative fees, as compared to $5.0 million for the prior quarter. The increase in fees of approximately $13.3 million for the second quarter of 2016 is primarily attributable to incentive fees earned on the managed portfolio. Gramercy Asset Management recorded $14.2 million in incentive fees earned from the Company's third-party asset management business for the second quarter of 2016.

Corporate
As of June 30, 2016, the Company maintained approximately $908.1 million of liquidity, as compared to approximately $939.8 million of liquidity reported at the end of the prior quarter. Liquidity includes $185.1 million of unrestricted cash as compared to approximately $67.1 million reported at the end of the prior quarter. Additionally, liquidity includes $42.9 million of cash from sold properties, which is held in escrow for future acquisitions as of June 30, 2016. During the quarter, the Company drew down $97.8 million and repaid $50.0 million previously drawn on the Senior Unsecured Revolving Credit Facility. As of June 30, 2016, there were $170.0 million of borrowings outstanding under the revolving credit facility. Subsequent to quarter end, the Company further reduced borrowings under the revolving credit facility by $120.0 million and drew down $43.9 million. The Company extinguished $12.9 million of mortgage notes payable during the second quarter of 2016.
Management, general and administrative ("MG&A") expenses were $8.0 million for the quarter ended June 30, 2016 compared to $7.7 million in the prior quarter. MG&A expenses included non-cash stock compensation costs of approximately $1.3 million and $1.2 million for the three months ended June 30, 2016 and March 31, 2016, respectively. Acquisition costs for the quarter ended June 30, 2016 included no merger related costs compared to acquisition costs for the quarter ended June 30, 2015, which included $2.4 million of merger-related costs.
The Company’s Board of Trustees has approved the establishment of an “at-the-market” equity issuance program, pursuant to which the Company may offer and sell common shares with an aggregate gross sales price of up to $400.0 million. The Company expects to file a prospectus supplement to its currently effective shelf registration statement with the Securities and Exchange Commission during the third quarter.
Dividends

The Board of Trustees authorized and the Company declared a dividend of $0.11 per common share for the second quarter of 2016. The second quarter dividend was paid on July 15, 2016 to holders of record as of June 30, 2016.

The Company’s Board also declared a second quarter 2016 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, which was paid on June 30, 2016 to preferred shareholders of record as of the close of business on June 20, 2016.
Company Profile

Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing single-tenant, net-leased industrial and office properties. The Company focuses on income producing properties leased to high quality tenants in major markets in the United States and Europe.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Wednesday, August 3, 2016, at 11:00 AM EDT to discuss second quarter 2016 financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.

Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 9347849. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.

A replay of the call will be available at 5:00 PM EDT, August 3, 2016 through midnight, August 18, 2016 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10090002.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Gramercy Property Trust
Condensed Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	June 30, 2016	December 31, 2015
Assets:
Real estate investments, at cost:
Land	$763,248	$702,557
Building and improvements	3,627,815	3,313,747
Less: accumulated depreciation	(142,824)	(84,627)
Total real estate investments, net	4,248,239	3,931,677
Cash and cash equivalents	185,141	128,031
Restricted cash	65,748	17,354
Investment in unconsolidated equity investments	145,252	580,000
Servicing advances receivable	—	1,382
Retained CDO bonds	9,322	7,471
Assets held for sale, net	10,074	420,485
Tenant and other receivables, net	57,572	34,234
Acquired lease assets, net of accumulated amortization of $112,588 and $54,323	641,829	682,174
Deferred costs, net of accumulated amortization of $2,319 and $892	21,829	13,950
Goodwill	3,223	3,568
Other assets	21,998	14,192
Total assets	$5,410,227	$5,834,518
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	$169,950	$296,724
Exchangeable senior notes, net	107,550	106,581
Mortgage notes payable, net	532,981	530,222
Senior unsecured notes, net	148,953	99,124
Senior unsecured term loans, net	1,225,000	1,225,000
Total long-term debt, net	2,184,434	2,257,651
Accounts payable and accrued expenses	35,339	59,808
Dividends payable	46,855	8,980
Accrued interest payable	5,321	4,546
Deferred revenue	30,142	36,031
Below market lease liabilities, net of accumulated amortization of $28,785 and $17,083	241,059	242,456
Liabilities related to assets held for sale	371	291,364
Derivative instruments, at fair value	36,735	3,442
Other liabilities	11,835	8,271
Total liabilities	2,592,091	2,912,549
Commitments and contingencies	—	—
Noncontrolling interest in operating partnership	10,559	10,892
Equity:
Common shares, par value $0.01, 421,696,772 and 420,523,153 shares issued and outstanding at June 30, 2016 and December 31, 2015, respectively.	4,217	4,205
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, 3,500,000 shares authorized, issued and outstanding at June 30, 2016 and December 31, 2015.	84,394	84,394
Additional paid-in-capital	3,882,921	3,879,932
Accumulated other comprehensive loss	(44,106)	(5,751)
Accumulated deficit	(1,119,455)	(1,051,454)
Total shareholders' equity	2,807,971	2,911,326
Noncontrolling interest in other partnerships	(394)	(249)
Total equity	2,807,577	2,911,077
Total liabilities and equity	$5,410,227	$5,834,518

Gramercy Property Trust
Condensed Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
Rental revenue	$98,517	$39,565	$190,612	$70,755
Third-party management fees	18,310	4,232	23,356	12,418
Operating expense reimbursements	21,905	9,738	44,487	17,876
Investment income	503	525	946	763
Other income	190	87	569	270
Total revenues	139,425	54,147	259,970	102,082
Operating Expenses
Property operating expenses	23,510	9,572	47,679	17,955
Property management expenses	5,591	4,611	10,112	9,777
Depreciation and amortization	60,538	24,716	118,786	43,414
General and administrative expenses	8,005	4,778	15,727	9,551
Acquisition and merger-related expenses	4,312	3,455	4,722	6,961
Total operating expenses	101,956	47,132	197,026	87,658
Operating Income	37,469	7,015	62,944	14,424
Other Expense:
Interest expense	(16,909)	(7,728)	(38,862)	(13,998)
Equity in net loss of unconsolidated equity investments	(168)	123	(2,923)	122
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	7,229	—	7,229	—
Loss on extinguishment of debt	(1,356)	—	(7,113)	—
Income (loss) from continuing operations before provision for taxes	26,265	(590)	21,275	548
Provision for taxes	(2,700)	(17)	(3,403)	(1,131)
Income (loss) from continuing operations	23,565	(607)	17,872	(583)
Income from discontinued operations	58	120	4,698	58
Income (loss) before net gains on disposals	23,623	(487)	22,570	(525)
Net gains on disposals	—	201	—	201
Gain on sale of European unconsolidated equity investment interests held with a related party	5,341	—	5,341	—
Net income (loss)	28,964	(286)	27,911	(324)
Net income (loss) attributable to noncontrolling interest	(51)	21	69	63
Net income (loss) attributable to Gramercy Property Trust	28,913	(265)	27,980	(261)
Preferred share dividends	(1,558)	(1,558)	(3,117)	(3,117)
Net income (loss) available to common shareholders	$27,355	$(1,823)	$24,863	$(3,378)
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.06	$(0.01)	$0.05	$(0.02)
Net income from discontinued operations	—	—	0.01	—
Net income (loss) available to common shareholders	$0.06	$(0.01)	$0.06	$(0.02)
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.06	$(0.01)	$0.05	$(0.02)
Net income from discontinued operations	—	—	0.01	—
Net income (loss) available to common shareholders	$0.06	$(0.01)	$0.06	$(0.02)
Basic weighted average common shares outstanding	422,330,927	177,393,521	421,994,655	163,332,554
Diluted weighted average common shares and common share equivalents outstanding	427,542,605	177,393,521	426,265,771	163,332,554

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$27,355	$(1,823)	$24,863	$(3,378)
Add:
Depreciation and amortization	60,538	24,716	118,786	43,414
FFO adjustments for unconsolidated equity investments	7,465	121	18,771	199
Net (income) loss attributed to noncontrolling interest	51	(21)	(69)	(63)
Net income from discontinued operations	(58)	(120)	(4,698)	(58)
Less:
Non real estate depreciation and amortization	(231)	(223)	(467)	(439)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	(7,229)	—	(7,229)	—
Gain on sale of European unconsolidated equity investment interests held with a related party	(5,341)	—	(5,341)	—
Net gain from disposals	—	(201)	—	(201)
Funds from operations attributable to common shareholders and unitholders	$82,550	$22,449	$144,616	$39,474
Add:
Acquisition costs	4,312	1,102	4,722	4,608
Core FFO adjustments for unconsolidated equity investments	2,798	—	6,921	—
Merger related costs	—	2,353	—	2,353
Loss on extinguishment of debt	1,356	—	5,183	—
European Fund setup costs	—	—	—	221
Net income from discontinued operations related to properties	149	—	4,793	—
Mark-to-market on interest rate swaps	(2,564)	—	(734)	—
Core funds from operations attributable to common shareholders and unitholders	$88,601	$25,904	$165,501	$46,656
Add:
Non-cash share-based compensation expense	1,272	849	2,422	1,683
Amortization of market lease assets	3,682	1,063	7,676	1,933
Amortization of deferred financing costs and non-cash interest	78	291	195	866
Amortization of lease inducement costs	87	52	173	96
Non-real estate depreciation and amortization	231	223	467	439
Amortization of free rent received at property acquisition	417	1,146	756	1,725
Less:
AFFO adjustments for unconsolidated equity investments	(1,232)	(1)	(409)	(2)
Straight-lined rent	(5,955)	(3,312)	(12,716)	(5,484)
Amortization of market lease liabilities	(9,292)	(3,178)	(13,449)	(8,000)
Adjusted funds from operations attributable to common shareholders and unitholders	$77,889	$23,037	$150,616	$39,912
Funds from operations per share – basic	$0.19	$0.12	$0.34	$0.24
Funds from operations per share – diluted	$0.19	$0.12	$0.34	$0.23
Core funds from operations per share – basic	$0.21	$0.14	$0.39	$0.28
Core funds from operations per share – diluted	$0.21	$0.14	$0.39	$0.28
Adjusted funds from operations per share – basic	$0.18	$0.13	$0.36	$0.24
Adjusted funds from operations per share – diluted	$0.18	$0.13	$0.35	$0.24

Basic weighted average common shares outstanding – EPS	422,330,927	177,393,521	421,994,655	163,332,554
Weighted average non-vested share based payment awards	—	845,798	—	834,012
Weighted average partnership units held by noncontrolling interest	1,208,309	1,548,246	1,291,305	1,624,396
Weighted average common shares and units outstanding	423,539,236	179,787,565	423,285,960	165,790,962
Diluted weighted average common shares and common share equivalents outstanding – EPS (1)	427,542,605	177,393,521	426,265,771	163,332,554
Weighted average partnership units held by noncontrolling interest	—	1,548,246	—	1,624,396
Weighted average non-vested share based payment awards	—	2,209,913	—	2,198,126
Weighted average share options	—	48,051	—	49,062
Phantom shares	—	493,124	—	493,124
Dilutive effect of Exchangeable Senior Notes	—	1,107,808	—	1,425,092
Diluted weighted average common shares and units outstanding	427,542,605	182,800,663	426,265,771	169,122,354

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measure - continued
(Unaudited, dollar amounts in thousands, except per share data)

(1)
For the three and six months ended June 30, 2015, the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes potentially dilutive securities because they would have been anti-dilutive during those periods.

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.
Fund from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds and other one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company's unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.